UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2012

WHOLE FOODS MARKET, INC.

(Exact name of registrant as specified in its charter)

Texas	0-19797	74-1989366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Bowie Street, Austin, Texas	78703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(512) 477-4455

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events

In keeping with the ongoing efforts of Whole Foods Market, Inc. (the “Company”) to adhere to the highest standards of corporate governance, on February 17, 2012, Jonathan Seiffer and Jonathan Sokoloff each gave notice to the Board of Directors of the Company (the “Board”) that they have resigned as members of the Nominating & Governance Committee of the Company and the Compensation Committee of the Company, respectively, effective immediately.  Messrs. Seiffer and Sokoloff each advised the Board that their respective decisions to resign were not the result of any disagreements with the Committees or the Company on any matter relating to the Committees’ or the Company’s operations, policies or practices. Messrs. Seiffer and Sokoloff will both continue to serve as members of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLE FOODS MARKET, INC.

	By:	/s/ Glenda Flanagan
Date: February 17, 2012	Glenda Flanagan
Executive Vice President and
Chief Financial Officer